UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

Global Condiments, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-164285	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Madison Avenue, 21st Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Not Applicable

(Former address if changed since the last report)

Registrant’s telephone number, including area code: (212) 729-3247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

The Current Report on Form 8-K, as initially filed January 7, 2014 (the “January 8-K”), disclosed that Southport Lane Advisors, LLC (“SLA”), an SEC-registered investment adviser, was our wholly-owned subsidiary.  We have subsequently discovered that the transfer of legal and beneficial ownership of SLA to us likely was not legally consummated and is not likely to occur.  SLA no longer conducts an investment advisory business and no longer has any clients, and withdrew its registration as an investment adviser on March 31, 2014.

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

In addition, the January 8-K disclosed that certain shares of preferred stock of Southport Lane, Inc., our principal operating subsidiary, were owned by Heartland Family Group, LLC.  Based on facts currently available to us, we do not believe that we received the full consideration for the issuance of these shares and are evaluating what actions, if any, might be taken to remedy this matter.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The January 8-K disclosed that Jeffrey Devers was an “independent” member of our board of directors.  Although the Company does not have any securities traded on a national securities exchange that prescribes independence requirements, we are aware that Mr. Devers has had a financial interest in certain transactions involving companies affiliated with us and thus that our description of Mr. Devers as an “independent” director may not be accurate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Condiments, Inc.

/s/ Andrew B. Scherr
Andrew B. Scherr
Chief Operating Officer

Date: April 14, 2014